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                                                                  Exhibit 10.11

                                   OPTION AGREEMENT

     THIS AGREEMENT is made as of this 22nd day of November, 1996, by and between Insurance Information Exchange, L.L.C. a Delaware limited liability corporation ("Buyer"), and Hussein A. Enan individually and including his successors, assignees and heirs (referred to herein as "Shareholder"). Except as otherwise indicated, capitalized terms used herein are defined in Section 8 hereof.

                                 W I T N E S S E T H:

     WHEREAS, the Shareholder owns of record and beneficially 637,500 shares of issued and outstanding Class A Common stock of InsWeb Corporation, a Delaware corporation ("Company"); and

     WHEREAS, Buyer desires to purchase from the Shareholder, and the Shareholder desires to sell to Buyer, an option to purchase 106,074 shares of the issued and outstanding Class A Common stock of the Company;

     NOW, THEREFORE, in consideration of the premises and of the covenants, agreements, representations and warranties hereinafter set forth and other good and valuable consideration had and received by each of the parties hereto, the parties hereto hereby agree as follows:

Section 1   SALE AND PURCHASE OF OPTION

     1A.    SALE AND PURCHASE.  Upon and subject to the terms and conditions set forth in this Agreement, at the "Closing" (as defined in Section 2A hereof) the Shareholder shall sell to Buyer, and Buyer shall purchase from the Shareholder, for the "Purchase Price" (as defined in Section 1B hereof), an option to purchase 106,074 shares of Class A Common stock of the Company (such shares obtained pursuant to the exercise of the Option are hereinafter called in the aggregate the "Shares" and singly a "Share").

     1B.    PURCHASE PRICE.  The aggregate purchase price for the Option (the
"Purchase Price") shall be $7.00 dollars per Share for an aggregate Purchase Price of $742,518 payable at Closing.

     1C.    IRREVOCABLE PROXY.  As part of the purchase of the Option,
Shareholder grants to Buyer an irrevocable proxy coupled with an interest entitling the Buyer to vote all of the Shares on all matters, which proxy shall be effective immediately upon Closing and continuing until the expiration of the Option.

Section 2   THE CLOSING AND EXERCISE RIGHT

     2A.    CLOSING.  The "Closing" shall be and mean the time at which the
Shareholder executes and delivers this Option Agreement, against payment of the Purchase Price as provided in Section 1B hereof. The Closing shall take place at the offices of the Company at

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9:30 a.m. (local time) on November 22, 1996, or at such other time and place as the parties may agree.

     2B.    EXERCISE OF OPTIONS.  Buyer shall have the irrevocable right to exercise the Option and acquire all right, title and interest in the Shares free and clear of any lien, encumbrance, charge or restriction by providing to Shareholder written notice of its desire to exercise the Option any time between January 5, 1997 and January 15, 1997 and tendering full payment to Shareholder for the Shares at the price of $39.75 per Share for an aggregate exercise price of $4,216,441.50 ("Exercise Price") on or before January 15, 1997. Shareholder shall deliver to Buyer immediately upon payment of the Exercise Price one or more stock certificates duly issued in the name of the Buyer representing in the aggregate the Shares, or in the name of Shareholder and fully endorsed to Insurance Information Exchange L.L.C., or bearing duly executed stock powers to Insurance Information Exchange L.L.C., accompanied by such supporting documents as may, in the sole determination of Buyer's counsel, be necessary to pass to Buyer and to evidence properly such passage to Buyer of, full right to the Shares, free and clear of any lien, encumbrance, charge, equity or restriction whatsoever.

Section 3   CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS

     Unless at the Closing each of the following conditions is either satisfied, or waived by Buyer in writing, the Buyer shall not be obligated to purchase the Option:

     3A.    REPRESENTATIONS AND WARRANTIES.  The representations and warranties contained in Section 5 hereof will be true and correct except to the extent of changes caused by the transactions expressly contemplated herein.

     3B.    ABSENCE OF ADVERSE PROCEEDINGS.  No claim, investigation, proceeding or litigation, either administrative or judicial, shall be pending or to the best knowledge or belief of the Shareholder threatened against the Buyer, the Shareholder, or the Company, for the purpose of enjoining or preventing the consummation of the Agreement or otherwise claiming that this Agreement, or the consummation thereof, is improper, or which might materially and adversely affect the right of Buyer to exercise the Option or retain the Shares.

     3C.    NO ADVERSE CHANGES.  There shall have been no material adverse change in the operations of the business of the Company or material deterioration of or damage to the assets of the Company.

     3D.    THIRD PARTY CONSENTS.  Any and all consents, approvals and authorizations that may be required from lenders and others for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been obtained in form and substance satisfactory to Buyer in the exercise of its reasonable judgment.

     3E.    PROCEEDINGS.  All corporate and other proceedings of the Company taken or required to be taken in connection with the transactions contemplated hereby to be consummated at or prior to the Closings and all documents incident thereto will be satisfactory in form and substance to the Buyer and its counsel in the exercise of their reasonable judgment.

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Section 4   CONDITIONS PRECEDENT TO THE SHAREHOLDER'S OBLIGATIONS

     Unless, at or before the Closing, each of the following conditions is either satisfied, or waived in writing by the Shareholder, the Shareholder shall not be obligated to sell the Option:

     4A.    REPRESENTATIONS AND WARRANTIES.  The representations and warranties contained in Section 6 hereof will be true and correct except to the extent of changes caused by the transactions expressly contemplated herein.

     4B.    ABSENCE OF ADVERSE PROCEEDINGS.  No claim, investigation, proceeding or litigation, either administrative or judicial, shall be pending or to the best knowledge and belief of the Buyer threatened against the Shareholder, the Company or the Buyer, for the purpose of enjoining or preventing the consummation of this Agreement or showing the consummation thereof is improper.

     4C.    PROCEEDINGS.  All corporate or other proceedings of the Buyer taken or required to be taken in connection with the transactions contemplated hereby to be consummated at or prior to Closing and all documents incident thereto will be satisfactory in form and substance to the Shareholder and their counsel in the exercise of their reasonable judgment.

Section 5   REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER

     The Shareholder represents and warrants to the Buyer, to the best of his knowledge and belief, as follows:

     5A.    CAPITALIZATION.  The authorized capital stock of the Company consists of 5,000,000 shares of Common Stock, of which 969,500 shares are issued and outstanding, and 2,000,000 shares of Preferred Stock, 176,471 shares of which have been designated Series C Preferred Stock and are issued and outstanding. All issued and outstanding shares of the Company's capital stock will have been duly authorized and validly issued, will be fully paid and nonassessable and free of liens and encumbrances and will have been issued in compliance with all applicable federal and state securities laws. The Company has reserved 176,471 shares of Common Stock for issuance upon conversion of the Series A Preferred Shares. Except as set forth on SCHEDULE 5A, there are no preemptive rights, voting agreements, options or warrants or other conversion privileges or rights currently outstanding to purchase any of the authorized but unissued capital stock of the Company. There are 265,647 shares of Common Stock reserved for issuance under the Company's 1995 Stock Option Plan, pursuant to which options for the purchase of a total of 130,000 shares were outstanding on January 30, 1996.

     5B.    BROKERAGE.  There are no claims for brokerage commissions, finders'
fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement to which the Shareholder is a party.

     5C.    OWNERSHIP OF SHARES.  The Shareholder is the sole owner of record and sole beneficial owner of all the Shares; and the Shareholder has the full right, power and authority to

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grant the Option and to sell and transfer the Shares hereto to Buyer upon exercise of the Option, free and clear of any lien, encumbrance, option, charge, equity or restriction whatsoever.

     5H.    VALID OBLIGATION.  The execution and delivery of this Agreement and the consummation by the Shareholder of the transactions contemplated hereby constitute the valid and binding obligation of the Shareholder, enforceable in accordance with its terms except as may be limited by bankruptcy, other similar laws and by the general principles of equity.

Section 6   REPRESENTATIONS AND WARRANTIES OF BUYER

     As a material inducement to the Shareholder to enter into this Agreement, the Buyer represents and warrants to the Shareholder that as of closing 6A through 6D are true and in the event that the Option is exercised, then 6F through 6J are true.

     6A.    NO BREACH OR CONFLICT.  Neither the execution of this Agreement by
Buyer nor the performance of its obligations hereunder, nor any action by it contemplated by this Agreement, conflicts with, constitutes grounds for termination of, or constitutes a default under or conflicts with the Buyer's certificate of incorporation or bylaws.

     6B. CLOSING DATE. The representations and warranties of Buyer contained in this Section 6 and elsewhere in this Agreement and all information contained in any exhibit, schedule or attachment hereto or in any writing delivered by, or on behalf of Buyer to the Shareholder, his counsel or agent will be true and correct in all material respects on the date of the Closing as though then made.

     6C.    ORGANIZATION.  The Buyer is a limited liability corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the full corporate power and authority to own its properties and carry on its business.

     6D.    AUTHORIZATION.  The execution, delivery and performance of this
Agreement have been duly authorized by all requisite corporate action of the Buyer. The Buyer has all requisite corporate authority to perform all of its obligations under this Agreement. This Agreement constitutes valid and binding obligations of the Buyer, subject to the effect of bankruptcy, insolvency, reorganizations and other similar laws relating to or affecting the rights of creditors generally, the terms of this Agreement, as well as limitations imposed by general principles of equity.

     6E.    BROKERAGE.  There are no claims for brokerage commissions, finders'
fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement to which the Buyer is a party.

     6F.    EXPERIENCE.  Buyer has substantial experience in evaluating and investing in private placement transactions so that Buyer is capable of evaluating the merits and risks of Buyer's investment in the Company. Buyer, by reason of its business or financial experience or the business or financial experience of its professional advisors who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent of the Company,

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directly or indirectly, has the capacity to protect its own interests in conjunction with the purchase of the Shares hereunder, provided that the foregoing does not limit the right of the Buyer to rely upon the representations and warranties of the Company set forth in Section 5.

     6G.    INVESTMENT.  Buyer is acquiring the Shares for investment for
Buyer's own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. Buyer understands that the Shares have not been, and will not be, registered under the Securities Act by reason of specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Buyer's representations expressed herein. If Buyer is not an individual, Buyer has not been formed for the specific purpose of acquiring the Shares.

     6H.    RULE 144.  Buyer acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Buyer is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including (except as limited by Rule 144(k)), among other things, the existence of a public market for the Shares, the availability of certain current public information about the Company, the resale occurring not less than two years after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" (as provided by Rule 144(f)) and the number of Shares being sold during any three-month period not exceeding specified limitations.

     6I.    NO PUBLIC MARKET.  Buyer understands that no public market now exists for any of the securities issued by the Company, that the Company has made no assurances that a public market will ever exist for the Shares, and that, even if such a public market exists at some future time, the Company may not then be satisfying the current public information requirements of Rule 144.

     6J.    ACCESS TO DATA.  Buyer and its representatives have met with representatives of the Company and thereby have had the opportunity to ask questions of, and receive answers from, such representatives concerning the Company and the terms and conditions of this transaction, as well as to obtain any information requested by Buyer. Buyer believes that any questions raised by Buyer or its representatives concerning the transaction have been answered to the satisfaction of Buyer and its representatives. Buyer's decision to purchase the Shares is based in part on the answers to such questions as Buyer and its representatives have raised concerning the transaction and on its own evaluation of the risks and merits of the purchase and the Company's proposed business activities, provided that the foregoing does not limit the right of the Buyer to rely upon the representations and warranties of the Company set forth in
Section 5.

Section 7   COVENANTS

     7A.    SHAREHOLDER'S RESTRICTIVE COVENANT.  As an important and substantial value which Buyer will receive in exchange for the consideration paid to the Shareholder upon the exercise of the Option and as a necessary element of protection for the value of the ongoing business, goodwill and trade secrets of the Company for a period of five (5) years from the

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exercise of the Option the Shareholder agrees that he shall not (i) directly or indirectly compete with the Company or develop or market any insurance information or insurance processing system or network, which may include but not be limited to insurance rating or insurance accounting functions, on the Internet or any intranet or local or wide area network or have an interest in or be associated with any entity which competes with the Company or develops or markets such software within any county of California or within any state in the United States or Canada in which the Company either currently does business or proposes to do business or (ii) solicit any customer of Company located in the United States or Canada to use services or products which are competing with those offered by the Company. The Shareholder agrees that a monetary remedy for a breach of the agreement set forth in this Section 7A will be inadequate, impracticable and extremely difficult to prove, and further agree that such a breach would cause Buyer irreparable harm, and that Buyer will be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages upon a judicial determination that the Buyer has a reasonable likelihood of success on the merits of its claim. The Shareholder and the Company agree that Buyer shall be entitled to such injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions. If any provision of this Section 7A is invalid in part, it shall be curtailed, as to time, scope and location, to the minimum extent required for its validity under the laws of the State of Texas and shall be binding and enforceable with respect to the Shareholder as so curtailed. The Shareholder agrees, based upon his past experience in the insurance business that the restrictions imposed herein are reasonable as to duration, area and scope, are necessary for the protection of the value of the business of Company, of its market position, intellectual property, business and good will and are not unduly restrictive of the Shareholder's rights as an individual.

Section 8   MISCELLANEOUS

     8A.    REMEDIES.  Each party to this Agreement will have the rights and remedies set forth in this Agreement, and all rights and remedies which such parties have been granted at any time under any other agreement or contract and all of the rights which such parties have under any law. Any Person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of the Agreement and to exercise all other rights granted by law.

     8B.    SURVIVAL OF REPRESENTATIONS AND WARRANTIES.  All representations, warranties and indemnity provisions contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement, regardless of any investigation made by the Buyer or the Shareholder or on their behalf.

     8C.    ENTIRE AGREEMENT.  This Agreement (together with the exhibits and schedules hereto) contains all of the terms and conditions agreed upon by the parties hereto with reference to the subject matter hereof with regard to such subject matter. No other agreements not specifically referred to herein, oral or otherwise, shall be deemed to exist or to bind any of the parties hereto with regard to such subject matter. No officer or employee of any party has any authority to make any representation or promise not contained in this Agreement, and each of the

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parties hereto agrees that it has not executed this Agreement in reliance upon any such representation or promise.

     8D.    SEVERABILITY.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

     8E.    COUNTERPARTS.  This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

     8F.    DESCRIPTIVE HEADINGS.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     8G.    GOVERNING LAW.  With the exception of Section 7A where the parties have specifically chosen and intend to apply Texas Law, all questions concerning the construction, validity and interpretation of this Agreement and the exhibits and schedules hereto will be governed by the internal law, and not the law of conflicts, of California.

     8H.    NOTICE.  All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally or mailed by certified or registered mail, return receipt requested and postage prepaid, to the recipient. Such notices, demands, and other communications will be sent to the Shareholder at:
and to the Buyer at the address indicated below:

                          Mr. Hussein A. Enan
                           320 Harcross Road
                          Woodside, CA  94062

                           AMS Service, Inc.
                          900 Chelmsford Road
                          Tower 1, 10th Floor
                           Lowell, MA  01851
                      Attention:  General Counsel

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

     8I.    ENFORCEMENT.  In the event suit is brought to enforce or interpret any part of this Agreement or the rights or obligations of any party to this Agreement, the prevailing party shall be entitled to recover as an element of such party's costs of suit, and not as damages, a reasonable attorney's fee to be fixed by the court. The prevailing party shall be the party who is

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entitled to recover his costs of suit whether or not the suit proceeds to final judgment. A party not entitled to cover his costs shall not recover attorney's fees.

     8J.    AMENDMENT.  This Agreement may not be changed, amended, terminated or superseded orally, nor may any of the provisions hereof be waived orally, but only by an instrument in writing, signed in each case by Shareholder and an authorized officer of Buyer.

     8K.    CONFIDENTIALITY.  It is understood and agreed between the parties hereto that the parties are best served by keeping the financial terms of this Agreement confidential and each party hereby agrees that it will use its reasonable efforts to not, through its agents, officers, directors, employees, or by any other means, disclose to any third parties the financial terms of this Agreement; excepting only to counsel, accountants or other agents necessary to consummate the transactions contemplated herein or with the written consent of the other party, for a period of thirty-six (36) months following the Closing except (A) to the extent that such information is required in response to any summons or subpoena or in connection with any litigation, (B) to the extent that such information is believed to be required in order to comply with any law, order, regulation or ruling applicable to such party disclosing such information, (C) to the extent that such information subsequently becomes known to the party disclosing such information through any Person other than a Person whom the disclosing party knows to be acting in violation of his or its obligations to the nondisclosing party and (D) to obtain additional financing or investment in the Company but only pursuant to a written confidentiality agreement with such third party.

     8L.    PRESS RELEASES AND PUBLIC ANNOUNCEMENTS.  No party shall issue any press releases and public announcements relating to the subject matter of this Agreement without the prior written approval of the Buyer and the Shareholder; provided, however, that any party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing party will use its best efforts to advise the other parties prior to making the disclosure).

     8M.    EXPENSES.  Shareholder and the Buyer shall each bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

     8N.    CONSTRUCTION.  The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of interest or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

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     IN WITNESS WHEREOF, the parties hereto have caused this Option Purchase
Agreement to be duly executed and delivered on the date set forth below but intending for all purposes to evidence a formation agreed to and effective as of the date first written above.



BUYER:

Insurance Information Exchange, LLC

By: /s/ David Hunter
   ----------------------------
   David Hunter, President

Date:
     --------------------------

SHAREHOLDER:

Hussein A. Enan

By: /s/ Hussein A. Enan
   ----------------------------
   Signature

Date:
     --------------------------


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